                                                                    Exhibit 10.5


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


The Amended and Restated Employment Agreement (the "Agreement") made this 7th day of August 1998, by and between Camden Property Trust, a Texas real estate investment trust, (the "Company") and MR. D. KEITH ODEN (the "Executive").

                                   WITNESSETH:

WHEREAS the Company is engaged in the business of multifamily management and development and

WHEREAS the Executive is experienced and knowledgeable in the field; and

WHEREAS Mr. Oden shall work as President & Chief Operating Officer; and

WHEREAS this Agreement shall supersede and replace all prior employment agreements between the Company and the Executive, including, but not limited to the Employment Agreement dated July, 22, 1996 (the "Prior Agreement").

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.   EMPLOYMENT
     The Company employs Mr. Oden as President & Chief Operating Officer (the "Officer") to perform the duties normally associated with that office under the control and at the direction of the Board of Trust Managers (the "Board") and other such duties as may, from time to time, be assigned and are consistent with the position.

2.   EMPLOYMENT TERM

     (a)  EMPLOYMENT TERM
          The term of employment shall begin the 7th day of August,1998, (the "Commencement Date"). This agreement will expire on July 22nd , 1999 or after the expiration of any Renewal Period (the "Expiration Date"). The term of employment shall annually be extended by one (1) year (the "Renewal Period") unless written notification is given by either party to the other at least six (6) months prior to the Expiration Date. The Commencement Date through and including the Expiration Date is hereinafter referred to as the "Employment Term."

     (b)  TERMINATION
          The Company agrees to employ the Executive for the period beginning on the Commencement Date and continuing through the earliest of:

                      (i)  death of the Executive; or

                      (ii) termination  of the  Executive by vote of a committee of the Board for "Disability," as defined below; or

                      (iii)the  discharge of the  Executive by vote of the Board
                           "For   Cause,"  as  defined   below,   or  any  other
                           termination For Cause; or

                      (iv) the discharge of the Executive by vote of the Board for any reason other than For Cause;

                      (v) retirement of the Executive under the terms of the Company's retirement plan as instituted and amended from time to time by the Board;

                      (vi) termination of the Agreement due to a "Change of Control," as defined below; or

                      (vii) the end of the Employment Term.

     (c)  DISABILITY

          The term Disability refers to the physical or mental incapacity of the Executive that has prevented the execution of the duties of the office, as outlined below, for three (3) consecutive months or for a period of more than 180 business days in the aggregate in any 18 month period and that, in the determination of the Board after consultation with a medical doctor licensed to practice in the State of Texas appointed by the Board and the Executive, may be expected to prevent the Executive for any period of time thereafter from devoting substantial time and energies to the Duties of the office, as outlined below. The Executive agrees to submit to reasonable requests for medical examinations to determine whether a Disability exists.

          During the period of incapacitation, as provided above, the salary otherwise payable to the Executive may, at the absolute discretion of the Board, be reduced by the amount of any disability benefits or payment received by the Executive, excluding health insurance benefits or other reimbursement of medical expenses for the Executive.

     (d)  FOR CAUSE
          The term "For Cause" shall mean any one or more of the following:

                      (i) material or repeated violation by the Executive of the terms of this Agreement or the material or repeated failure to perform the duties of the office to include material substandard performance of the Executive in the achievement of written goals and objectives set by the Board for two (2) consecutive years, other than any such failure resulting from the Executive's Disability;

                      (ii) excessive absenteeism not related to illness; or

                      (iii)the  Executive's   conviction  of  or  plea  of  nolo
                           contendere to a felony or conviction of any other crime which incarcerates the Executive for a period of one (1) year or longer; or

                      (iv) the  Executive's  commission of fraud,  embezzlement, theft, or other felony crimes, in any case, whether or not involving the Company, that, in the reasonable opinion of the Board, render the Executive's continued employment harmful to the Company.

                      (v) the voluntary resignation of the Executive without the prior consent of the Board.

     (e)  CHANGE OF CONTROL
          A "change of control" shall be determined to have occurred when any one or more of the following events occur:

                      (i) at any time during any twelve (12) month period, the Trust Managers in office at the beginning of such period cease to constitute a majority of the
                           Company's Board of Trust Managers, disregarding any vacancies occurring during such period by reasons of death or disability but deeming any individual whose election, or nomination for election, to fill such vacancy to have been in office at the beginning of such one (1) year prior;

                      (ii) there is a report  filed on Schedule  13D or Schedule
                           14D-1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14 (d) (2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing over 25% of the combined voting power of the securities of the Company entitled to vote generally in the election of Trust Managers (the "Voting Shares") of the Company or could become the owner of over 25% of the Company's Common Shares of Beneficial Interest through the conversion of the Company's debt or equity securities;

                      (iii)the Company  files a report or proxy  statement  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                      (iv) a merger or consolidation occurs to which the Company is party and the Company is not the surviving entity; or

                      (v) the sale of at least fifty (50%) percent of the Company's assets to any person or entity or in a series of related transactions.

          The determination as to which party to a merger, consolidation or reorganization is the "surviving entity" within the meaning of Section 2(e) shall be made on the basis of the relative equity interest of the shareholders in the entity existing after the merger, consolidation or reorganization, as follows: if following any merger, consolidation or reorganization the holders of outstanding Voting Shares of the Company immediately prior to the merger, consolidation or reorganization own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or reorganization, the Company shall be the surviving entity. In all other cases, the Company shall not be the surviving entity. In making the determination of ownership of equity securities by the shareholders of an entity immediately after the merger, consolidation or reorganization pursuant to this paragraph, equity securities which the shareholders owned immediately before the merger, consolidation or reorganization as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this paragraph only, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

          Notwithstanding the foregoing provisions of Section 2(e), unless otherwise determined in a specific case by majority vote of the Board of Trust Managers of the Company, a "Change of Control" will not be deemed to have occurred for purposes of Section 2(e) solely because
          (A) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (B) any employee share ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

     3.   DUTIES
          The Executive will devote substantially all of his time, skill, energy, knowledge, and best efforts during the Employment Term to such duties, and will, faithfully and diligently endeavor to the best of his ability, further the best interests of the Company The Executive may:

                      (i) continue to serve as general partner in, or as an officer, director, or shareholder of a corporation that is a general partner in, the limited partnerships listed in Schedule A to the Prior Agreement; and

                      (ii) continue  to  serve  as a  director  or  shareholder, directly or indirectly, in the corporations listed in Schedule A to the Prior Agreement; and

                     (iii) serve  in  the  future  as  an   officer,   director,
                           shareholder, or limited partner in any business venture which is not prohibited by Section 9(c).

          At no time shall the Executive be requested to perform duties that are not commensurate with the duties of a senior executive of the Company.


     4.   LOCATION OF EMPLOYMENT
          The Executive shall be located in or about Houston, Texas. The Executive shall travel to such geographical locations as may be appropriate from time to time to carry out the duties of the office as outlined in Section 3, Duties.


     5.   COMPENSATION
          For all services rendered by the Executive to the Company, the Company shall pay:

          (a) BASE SALARY
              For services rendered, the Company shall pay the Executive an annual salary of $258,000, "the base salary" payable in arrears monthly or semi-monthly as the Board may elect from time to time during the Employment Term. The Board shall conduct an annual review of the Executive's Base Salary. The Executive shall be entitled to receive increases in the Base Salary, if any, that may be determined by the Board at its sole discretion. Any increases to the Executive's Base Salary shall be effective January 1 for each year of the Employment Terms

              In no event shall the Executive's base salary be reduced, except as provided for under Section 2(c), Disability.

          (b) ANNUAL INCENTIVE COMPENSATION
              In further consideration of the Executive's service, the Executive shall be eligible to receive an annual incentive compensation as determined by the Board.

          (c) LONG-TERM INCENTIVE COMPENSATION
              In further consideration of the Executive's service, the Executive shall be eligible to receive a long-term incentive compensation as determined by the Board.

          (d) TAXES
              All compensation paid to the Executive shall be subject to applicable employment and withholding taxes.

              The Executive shall be responsible for any taxes resulting from a determination that any portion of any benefits supplied to the Executive may be reimbursing personal as well as business expenses.

     6.   EMPLOYEE BENEFITS

          (a) BENEFITS
              The Executive shall receive group health/dental insurance, life insurance, disability insurance, and other similar benefits available to the Company's employees. Benefits may be changed, modified, or revoked at the sole discretion of the Company.

              The Executive shall not be deemed to have a vested interest in any of the Company plans or programs.

              The Executive shall receive benefits not generally provided to Company employees from time to time at the sole discretion of the Board.

          (b) VACATION
              The Executive is entitled to receive twenty- (20) business days paid vacation annually for each year of the Employment Term. Such vacation shall be taken at such times that are consistent with the reasonable business needs of the Company. All vacation shall be subject to the policies and procedures of the Company.

          (c) FRINGE BENEFITS
              The Executive shall receive fringe benefits as such benefits may exist from time to time at the sole discretion of the Board.

     7.   BUSINESS EXPENSES
          The Executive is authorized to incur reasonable, ordinary and necessary business expenses in the performance of the duties outlined above during the Employment Term in accordance with policies established by the Board. The Executive shall account to the Company for all such expenses. The Company shall reimburse the Executive or pay the expenses in accordance with the policies established by the Board.

     8.   TERMINATION
          In the event of termination, the Executive's rights and the Company's obligations shall terminate except as herein provided.

          In all events, the Company shall be obligated to pay all salary and benefits accrued to the Executive through and including the date of termination. Additionally, the Executive shall be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

          (a) TERMINATION FOR REASON OTHER THAN FOR CAUSE
              Upon the occurrence of a change of control or if the Employment Term is terminated for reasons other than For Cause, the Executive shall be entitled to receive a severance payment (the "Severance
              Benefit") equal to 2.99 times (I) Executive's annualized compensation that would be included in Executive's gross income in the year in which the first event constituting a change of control occurs or the taxable year in which the termination occurs, as applicable, or, if higher, (ii) the average annual compensation that was included in the gross income of the Executive for the three (3) most recent taxable years that ended before the date of termination or the date of the change of control, as applicable, plus 2.99 times Executive's targeted annual incentive compensation for the fiscal year in which the event first constituting a change of control occurs.

              Gross income includes, but is not limited to:

                     (i)  base salary;

                     (ii) annual bonus amounts;

                     (iii)deferred compensation amounts; and

                     (iv) the value, in good faith, of share options, restricted share grants and dividend equivalent rights granted to the Executive and any other benefits received by the Executive from the Company, (assuming for purposes of such calculation that all grants have vested).

              For purposes of making the calculation in Section 8(a)(iv) above, the Board shall make such calculation and shall use the
              Black-Scholes pricing model for its calculation; provided, however, that if the Black-Scholes pricing model cannot be used to value the types of benefit being valued, the Board shall use any other reasonable method of calculation based upon the recommendation of the Company's independent compensation consultant (or if there is none, an independent compensation consultant retained by the Board for such purpose.)

              However, gross income shall not include untaxed fringe benefits.

              Following the occurrence of a Change of Control or termination of of employment for a reason other than For Cause, the Company will pay to the Executive the Severance Benefit in immediately available funds, in United States Dollars, within five business days after the first occurrence of a Change of Control or termination, as applicable. In addition, during the Severance Period, the Company will arrange to provide the Executive Employee Benefits that are welfare benefits (but not share options, share purchase, share appreciation, dividend equivalent rights or similar compensatory benefits) substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Change of Control. Such one year period will be considered service with the Company for the purpose of determining service credits and benefits due and payable to the Executive under the Company's retirement income, supplemental executive retirement, and other benefit plans of the Company applicable to the Executive, the Executive's dependents, or the

              Executive's beneficiaries immediately prior to the Change of Control. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and beneficiaries. Employee Benefits otherwise receivable by the Executive pursuant to this
              Section 8 will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Severance Period.

              There will be no right of set-off or counterclaim in respect of any claim, debt of obligation against any payment to or benefit for the Executive provided for in this Agreement, except as expressly provided herein.

              Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Section 8 and under Sections 11 and 16 will survive any termination or expiration of this Agreement following a Change of Control or termination of employment, other than for cause.

              Executive  will not be  required  to  mitigate  the  amount of any
              payment   provided  for  in  this   Agreement  by  seeking   other
              employment.

              "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate, including, without limitation, any share option, share purchase, share appreciation, dividend equivalent rights, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement, and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as as are payable thereunder prior to a Change of Control.

              "Severance Period" means the period of time commencing on the date of an occurrence of each change of control and continuing until the earliest of (i) the expiration of one year after each occurrence of an event constituting a change of control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65.

          (b) TERMINATION BY REASON OF DEATH
              If the Employment Term is terminated by reason of Death, the Executive shall be entitled to receive a severance payment equal to the Severance Benefit. Vesting of benefits shall be treated as described in Section 24 of this Agreement.

          (c) TERMINATION BY REASON OF DISABILITY
              If the Employment Term is terminated by reason of Disability, the Executive shall be entitled to receive a severance payment equal to the Severance Benefit. Vesting of benefits shall be treated as treated as described in Section 24 of this Agreement.

              The Executive shall receive, so long as the Disability continues, to remain eligible for all benefits provided under any long-term disability program(s) of the Company in effect at the time of such termination, subject to the terms and conditions of any such program(s), as may be amended, changed, modified, or terminated for all employees of the Company.

          (d) ADDITIONAL PAYMENTS
              (i) Notwithstanding anything in this Agreement to the contrary, in the event it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any share option, share appreciation right, dividend equivalent right, restricted shares of similar right, the lapse or termination of any restriction on or the vesting or exercise ability of any of the foregoing (any such payment or distribution, a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, HOWEVER, that no Gross-up Payment will be made with respect to the Excise Tax, if any, attributable to (A) any incentive share option ("ISO") granted prior to the execution of this Agreement or (B) any share appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (A) of this sentence. The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive will have received an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

              (ii) Subject to the provisions of Section 8 (d) (vi), all determinations required to be made under this Section 8(e), including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in the Executive's sole discretion. The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Executive's termination date, and any such other time or times as may be requested by the Company of the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the

              Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to
              Section 8(d)(vi) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

              (iii)  The  Company  and  the  Executive  will  each  provide  the
              Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation of and issuance of the determinations and calculations contemplated by Section 8(d)(ii). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

              (iv) The federal, state, and local income or other tax returns filed by the Executive will by prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Payment and, at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Company the amount of such reduction.

              (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated herein will be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

              (vi) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim prior to the earlier of (i) the expiration if the 30-calendar day period following the date on which the Executive gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive will:

                   a) provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

                   b) take such action in connection with contesting such claim as the Company may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by attorney competent in respect of the subject matter and reasonably selected by the Company;

                   c) cooperate with the Company in good faith in order effectively to contest such claim; and

                   d) permit the Company to participate in any proceedings relating to such claims;

          provided,  however,  that the Company  will bear and pay  directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 8(d), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 8(d)(vi)
          and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive will prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company may determine; provided, however, that is the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount if claimed to be due is limited solely to such contested amount. The Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (vii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(d) (vi), the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Section 8(e)(vi) pay to the Company the amount of such refund (together with any interest paid or credited thereon after (vii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to any taxes applicable thereto) within 30 calendar days after such receipt and the Company's satisfaction of all accrued obligations under this Agreement. If, after the receipt by the Executive of any amount advanced by the Company pursuant to Section 8(d) (vi), a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such determination prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of any such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 8.

9.   CONFIDENTIALITY AND NON-COMPETITION
     All information (the "Confidential Information") includes all confidential information of the Company and/or its subsidiaries, including information entrusted to the Company and/or any of its subsidiaries by third parties, not otherwise publicly disclosed or available, other than as a result of wrongful bisclosure by the Executive, which, during the Employment Term:

                    (i)   is disclosed by any of them to the Executive; or

                    (ii) the Executive had access or otherwise had reason to know; or

                    (iii) was developed or discovered by the Executive.

     Confidential Information includes, but is not limited to, whether or not legended or otherwise identified as "confidential":

                    (i)   property  lists,   prospective  properties  lists, and
                          details of agreement with sellers; and

                    (ii)  acquisition,   expansion,   marketing,  financial, and
                          other business information and plans; and

                    (iii) research and development and data related thereto; and

                    (iv)  other compilations of data; and

                    (v)   computer programs and/or records; and

                    (vi)  sources of supply; and

                    (vii) confidential information  developed by consultants and contractors; and

                    (viii)purchasing, operating, and other costs data; and

                    (ix)  employee information; and

                    (x)   manuals,  memoranda,   projections,   minutes,  plans,
                          drawings, designs, formula books and specifications.

     (a)  RESTRICTION ON USE AND DISCLOSURE
          The Executive acknowledges that the Confidential Information is valuable and proprietary to the Company or to third parties which have entrusted the Company and/or its subsidiaries, and, except as required by the Executive's Duties, the Executive shall not use, publish, disseminate, or otherwise disclose any Confidential information without prior written consent of the Company.

     (b)  RETURN OF DOCUMENTS
          Upon termination of the Executive's employment, the Executive shall forthwith deliver to the Company all plans, designs, drawings, specifications, listings, manuals, records, notebooks, and similar repositories of or containing Confidential Information, including all copies, then in the Executive's possession or control, whether prepared by the Executive or others. Upon such termination the Executive shall retain no copies of any such documents.

     (c)  RESTRICTION ON COMPETITIVE EMPLOYMENT The term Business shall mean:

                     (i) the business of the Company and its subsidiaries as described in the Company's most recent Form 10-K; and

                     (ii) any other  business in which the Company or any of its
                          subsidiaries   is  engaged   during  the   Executive's
                          Employment Term.

          The term Territories shall refer to those metropolitan areas in which the Company owns properties or otherwise is engaged in the Business, including any areas where the Company has specific plans to acquire or develop properties within the following six (6) months following the date of termination or change of control, as applicable, and all outlying areas located within a thirty (30) mile radius of each such metropolitan area.

          Except as noted in Section 3, Duties, during the Employment Term and the twelve months (12) months following the termination of this Agreement (the "Non-Competition Period"), absent the Company's prior written approval, the Executive shall not, as owner, part-owner, shareholder, partner, director, principal, agent, employee, consultant, or otherwise, within the Territories, directly or indirectly engage or participate in activities relating to, or render services to or invest in any firm or business engaged or about to become engaged in, the Business, provided that the Executive may:

                     (i) engage in the activities as noted in Section 3, Duties;

                     (ii) make passive  investments in an enterprise  engaged in the Business the shares of ownership of which are publicly traded if the Executive's investment constitutes less than 2% of the total equity of such enterprise.

     (d)  INDUCEMENT / ENTICEMENT
          During the Employment Term and the Non-Competition Period, the Executive shall not, directly or indirectly:

                     (i) induce, or attempt to induce, any employees or agents or consultants of or to the Company or any subsidiary of the Company to do anything from which the Executive is restricted by reason of Section 9(a) through 9(c), inclusive; or

                     (ii) offer or aid others to offer  employment to anyone who is an employee, agent or consultant of or to the Company or an subsidiary of the Company at the time of termination of the Executive.

     (e)  REDUCTION OF NON-COMPETITION PERIOD
          If this  Agreement  shall be  terminated  by the  Company  pursuant to
          Section 2(b)(iv), Termination for reason other than For Cause, the provisions of Sections 9(c) and 9(d) shall terminate on the first business day following the termination of the Executive.

          Unless otherwise provided, the provisions of Sections 9(a) through 9(d), inclusive, shall survive the termination of this Agreement for the duration of the Non-Competition Period.

10.  REMEDIES FOR THE COMPANY
     The Executive acknowledges that remedy at law for any breach or attempted breach of the Executive's obligations under Section 9, Confidentiality and Non-Competition, may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     The termination of the Employment Term pursuant to Section 2(a)(iii), Discharge For Cause, shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and, notwithstanding such a termination, the Executive shall be liable for all damages attributable to such a breach.

11.  REMEDIES FOR THE EXECUTIVE
     In the event the Executive is terminated For Cause and it is ultimately determined the Company lacked "cause", the:

                     (i)  Executive's   termination   shall  be   treated  as  a
                          Termination for reason other than For Cause, as it pertains to Section 8(a); and

                     (ii) Executive  shall  reserve the right to seek remedy for breach of the Agreement by the Company including, but not limited to, any other such damages as may be suffered and/or incurred by the Executive, the Executive's costs incurred during the dispute, and reasonable attorney's fees in connection with such dispute; and

                     (iii)Executive  shall receive all Severance  Benefits under
                          Section 8(a), Termination for reason other than For Cause, with interest of 8% annually on all payments considered past due from the date at which such payment would have been made.

12.  NO WAIVER
     No Waiver or non-action by either party with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to the provisions of similar agreement with other employees or the breach thereof, shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

13.  INVALID PROVISIONS
     Should any portion of this Agreement be adjusted or held invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable, or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

14.  SUCCESSOR AND ASSIGNS
     Neither the Executive nor the Company may assign its rights, duties, or obligations hereunder without consent of the other.

15.  SURVIVAL OF THE EXECUTIVE'S OBLIGATIONS
     Except with respect to any termination under Section 2(b)(iv), the Executive's obligations under Sections 9 and 10 shall survive regardless of whether or not the Executive's employment is terminated, voluntarily or involuntarily, by the employer or the Executive, with or without cause.

16.  SURVIVAL OF THE COMPANY'S OBLIGATIONS
     The Company's obligations under Sections 8 and 11 shall survive regardless of whether or not the Executive's employment is terminated, voluntarily or involuntarily, by the employer or the Executive, with or without cause.

17.  PRIOR AGREEMENTS
     This Agreement incorporates the entire agreement between both parties with respect to the subject matter hereof and supersedes all prior agreements, documents, or other instruments with respect to the matters covered herein.

18.  GOVERNING LAW
     This Agreement shall be governed by, and interpreted in accordance with the provisions of, the law of the State of Texas, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the non-exclusive personal jurisdiction of the Federal and State courts sitting in Texas.

19.  NO ORAL MODIFICATIONS
     This Agreement may not be changed or terminated orally, and no change, termination, or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and, in the case of the Company, by a person designated by the Board.

     Without limiting the foregoing, any change or changes, from time to time, in the Executive's salary or duties or both shall not be, nor be deemed to be, a change, termination, or waiver of this Agreement or of any of the provisions herein contained.

20.  NOTICES
     All notices and other communications required or permitted hereunder shall be made in writing, and shall be deemed properly given if delivered personally, mailed by certified mail, postage prepaid and return receipt requested, sent by facsimile, or sent by Express Mail or Federal Express or other nationally recognized express delivery service, as follows:

                              If to the Company or the Board:

                              Camden Property Trust
                              Three Greenway Plaza, Suite 1300
                              Houston, TX 77046
                              Attention:  Board of Trust Managers

                              If to the Executive:

                              D. Keith Oden
                              Three Greenway Plaza, Suite 1300
                              Houston, TX 77046

     Notice given by hand, Express Mail, Federal Express, or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt of received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices sent by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

     Any party may change any address to which notice shall be given to it by giving notice as provided above of such change in address.

21.  EXECUTIVE'S REPRESENTATION AND WARRANTIES
     The Executive represents and warrants that he is legally free to make and perform this Agreement, that he has no obligation to any other person or entity that would affect or conflict with any of his obligations hereunder, and that the complete performance of his obligations hereunder will not violate any law, regulation, order, or decree of any governmental or jurisdictional body or contract by which he is bound.

22.  EXPENSES; SECURITY
     It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive's rights to compensation upon a Change of Control by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare the agreement to pay Executive compensation upon a change of control void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereinafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Trust Manager, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without regard to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

23.  ENTIRE AGREEMENT
     The parties expressly agree that this Agreement is contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement (including, but not limited to, the Prior Agreement) are superseded and merger into t his completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.

24.  VESTING OF BENEFITS
     Notwithstanding anything in this Agreement, the Company's employee benefit plans, any agreement entered into under such plans, or under any retirement,  pension,  profit  sharing  or  other  similar  plan,  upon the occurrence of a change of control, as defined in Section 2(e), or termination for reason of death or disability or if Executive is terminated other than For Cause all deferred or unvested portions of any award made to Executive under any of the foregoing plans and agreements shall automatically become fully vested in Executive and shall be in effect and redeemable by or payable to Executive, or Executive's designated beneficiary or estate, on the same conditions (other than vesting) as would have applied had the change of control, or termination for reason of death or disability or the termination other than For Cause, as applicable, not occurred, including, but not limited to, the right to exercise any share options for a period of 10 years from the date of grant. All unvested awards under the plans shall immediately vest upon the change of control, or termination for reason of death or disability or if Executive is terminated other than For Cause and the Executive or Executive's designated beneficiary or estate shall have the right to exercise any vested awards during the balance of the awards' term.

EXECUTED as of the date first written above.


                                   CAMDEN PROPERTY TRUST


                                   By:              /s/Richard J. Campo
                                            ---------------------------------

                                   Name:              Richard J. Campo
                                            ---------------------------------

                                   Title:         Chief Executive Officer
                                            ---------------------------------





                                   EXECUTIVE

                                              /s/D. Keith Oden
                                   -----------------------------------
                                   D. Keith Oden